Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 1, 2002, accompanying the consolidated financial statements included in the Annual Report of First Independence Corporation and Subsidiary on Form 10-KSB for the year ended September 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of First Independence Corporation on Forms S-8 (File No. 33-58095, effective March 13, 1995 and File No. 33-75404, effective February 16, 1994).

GRANT THORNTON LLP

/s/ Grant Thornton LLP

Wichita, Kansas
December 27, 2002